KIRKPATRICK & LOCKHART LLP
                              1500 Oliver Building
                       Pittsburgh, Pennsylvania 15222-2312

                            Telephone (412) 355-6500
                            Facsimile (412) 355-6501





                                                         April 11, 1997



Keystone Strategic Growth Fund (K-2)
200 Berkeley Street
Boston, Massachusetts 02116-5034

Ladies and Gentlemen:

         You have requested our opinion with respect to the matters set forth below in connection with the issuance by Keystone Strategic Growth Fund (K-2), a Pennsylvania common law business trust (the "Trust"), of shares of beneficial interest, $1.00 par value per share (the "Shares"), of its Keystone Strategic Growth Fund (K-2) series (the "Acquiring Fund") pursuant to an Agreement and Plan of Reorganization (the "Plan") to be entered into between the Trust and Keystone Mid-Cap Growth Fund (S-3) with respect to its Keystone Mid-Cap Growth Fund (S-3) series (the "Selling Fund"). Under the Plan, the Acquiring Fund will acquire all the assets of the Selling Fund in exchange solely for the Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund. In connection with the Plan, the Trust intends to file a Registration Statement on Form N-14 (the "Registration Statement") for the purpose of registering the Shares under the Securities Act of 1933 ("1933 Act").

         We have examined copies of the Trust's Declaration of Trust and By-Laws, both as amended to date, and resolutions adopted by its Board of Trustees relating to the execution and pereformance of the Plan by the Trust, all as certified by the Secretary of the Trust. We have also examined the form of the Plan and such other documents relating to the authorization and issuance of the Shares as we have deemed necessary in order to express an informed opinion on the matters set forth below.

         On the basis of the foregoing, it is our opinion that (i) the Shares are duly authorized, (ii) assuming that a consideration therefor not less than the net asset value and not less than the par value thereof will be paid, the Shares may be issued in accordance with the Plan and the Trust's Declaration of Trust and By-Laws, subject to compliance with the 1933 Act, the

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Keystone Strategic Growth Fund (K-2)
April 11, 1997
Page 2



Investment Company Act of 1940, and applicable state laws regulating the distribution of securities, and (ii) when so issued, the Shares will be legally issued and outstanding, fully paid and non-assessable.

         The  Trust  is  a  Pennsylvania   common  law  business  trust.   Under
Pennsylvania law, shareholders of a common law business trust could, under certain circumstances, be held personally liable for the obligations of the Trust or a series of the Trust, including the Acquiring Fund. The Trust's Declaration of Trust provides that the Trustees of the Trust shall have no power to bind any shareholder personally or to call upon any shareholder for any payment that the shareholder has not personally agreed to pay. It also requires that every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust include a recitation limiting the obligation represented thereby to the Trust and its assets (but that the omission of such a recitation shall not operate to bind any shareholder). The Declaration of Trust further provides for indemnification from the assets of the Trust for all loss and expense of any shareholder held to be personally liable for the obligations of the Trust or Series solely by reason of his being or having been a shareholder of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer would be inoperative and the Trust would be unable to meet its obligations.

         We are opining herein only as to the laws of the Commonwealth of Pennsylvania, excluding its conflict of laws rules, and we express no opinion as to the possible applicability to, or effect on, any of the matters covered herein of the laws of any other jurisdiction or the federal laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus/Proxy Statement to be filed as part of the Registration Statement.

                                           Yours truly,

                                           /s/ Kirkpatrick & Lockhart LLP

                                           KIRKPATRICK & LOCKHART LLP